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                    ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            UNANIMOUS WRITTEN CONSENT
                           OF THE EXECUTIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS


      Pursuant to the Bylaws of this corporation, the undersigned, constituting all of the members of the Executive committee of the Board of Directors of ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation (this "Corporation"), hereby unanimously consent in writing to and do hereby adopt the following resolutions, effective this 20th day of November 1996:

            WHEREAS, this Corporation has established for the accounts of this Corporation, in accordance with the insurance laws of the State of Arizona, a separate account known as the "Variable Separate Account," which provides the investment medium for certain variable annuity contracts issued by this Corporation; and

            WHEREAS, in the best interests of this Corporation, the Executive Committee desires that the Variable Separate Account provides the investment medium for the annuity contracts to be issued by this Corporation and marketed under the name Polaris
      II;

            NOW, THEREFORE, BE IT RESOLVED that the officers of this Corporation be, and they hereby are, authorized take any and all actions necessary for the Variable Separate Account to serve as an investment medium for Polaris II (the "Polaris II Contracts), issued by this Corporation. The Variable Separate Account shall receive, hold, invest and reinvest only the monies arising from: (1) premiums, contributions or payments made pursuant to Polaris II Contracts participating therein; (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Variable Separate Account; and (3) the dividends, interest and gains produced by the foregoing; and

            RESOLVED FURTHER, that the Variable Separate Account shall be administered and accounted for as part of the general business of this Corporation; and

            RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized:
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         (i) to take whatever actions are necessary to see to it that the
         Polaris II Contracts are registered under the provisions of the Securities Act of 1933 to the extent that they shall determine that such registration is necessary;

         (ii) to take whatever actions are necessary to assure that such Variable Separate Account funding the Polaris II Contracts is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, if any;

         (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;

         (iv) to apply for exemption from those provisions of the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

         (v) to take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

         (vi) to prepare or have prepared and executed all necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

         (vii) to enter into fund participation agreements with trusts which will be advised by SunAmerica Asset Management Corp.; and

            RESOLVED FURTHER, that the form of any resolutions required by any state or other governmental authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and they same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and

            RESOLVED FURTHER, that the officers of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents; and


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            RESOLVED FURTHER, that any officer of this Corporation and each of them, acting individually, are authorized to execute and deliver on behalf of this Corporation any fund participation agreements and any such other agreements, certificates, documents or instruments as may be appropriate or required in connection therewith, all to be in such form and with such changes or revisions as may be approved by the officer executing and delivering the same, such execution and delivery being conclusive evidence of such approval;

            RESOLVED FURTHER, that this Corporation hereby ratifies any and all actions that may have previously been taken by the officers of this Corporation in connection with the foregoing resolutions and authorizes the officers of this Corporation to take any and all such further actions as may be appropriate to reflect these resolutions and to carry out their tenor effect and intent.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date stated above.


                                          /s/ ELI BROAD
                                          -----------------------------------
                                          Eli Broad


                                          /s/ JOSEPH M. TUMBLER
                                          -----------------------------------
                                          Joseph M. Tumbler


                                          /s/ JAY S. WINTROB
                                          -----------------------------------
                                          Jay S. Wintrob


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